Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Amendment No. 3 to Form F-4 of our report dated February 14, 2024, which includes an explanatory paragraph relating to TWO’s ability to continue as a going concern, relating to the financial statements of TWO as of and for the years ended December 31, 2023 and 2022, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
March 5, 2024